UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 15, 2011 (April 11, 2011)

SL Green Realty Corp.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland	1-13199	13-3956775
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue
New York, New York	10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 594-2700

(REGISTRANTS’ TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 11, 2011, SL Green Operating Partnership, L.P. (the “Operating Partnership”), the operating partnership of SL Green Realty Corp. (the “Company”), entered into a second amendment (the “Amendment”) to its Amended and Restated Credit Agreement, dated as of June 28, 2007 (as amended by the Amendment No. 1 to the Amended and Restated Credit Agreement dated as of August 11, 2009, the  “Amended and Restated Credit Agreement”), by and among the Company, the Operating Partnership, certain lenders party thereto, certain other financial institutions, the agent and the other parties thereto.  The Amendment permits (i) the Operating Partnership and the Company to make certain restricted payments relating to the preferred stock of the Company, including, without limitation, the repurchase or redemption of issued and outstanding preferred stock of the Company and (ii) the Operating Partnership to make distributions to the Company for the purpose of making such restricted payments.

The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1                           Amendment No. 2 to Amended and Restated Credit Agreement, dated as of  April 11, 2011, by and among SL Green Operating Partnership, L.P., as Borrower, SL Green Realty Corp., as Parent, Wells Fargo Bank, National Association (successor-by-merger to Wachovia Bank, National Association), as Agent, and each of the financial institutions signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

/s/ James Mead
James Mead
Chief Financial Officer

Date:  April 15, 2011